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                            [LETTERHEAD OF DECHERT]

September 13, 2000


Intersil Holding Corporation
7585 Irvine Center Drive
Suite 100
Irvine, CA  92618

Re:      11,500,000 shares of Class A Common Stock, as
         described in the Registration Statement on Form S-1
         (Registration No. 333-44606)
         ---------------------------------------------------

Gentlemen and Ladies:

We have acted as counsel to Intersil Holding Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares (the "Shares") of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") and 1,500,000 shares (the "Optional Shares") of Class A Common Stock. The Company, Sterling Holding Company, LLC, a Delaware limited liability company ("Sterling"), and Citicorp Mezzanine Partners, L.P. ("CMP") have granted the underwriters an option to purchase 500,000, 956,906 and 43,094 Optional Shares, respectively, solely to cover over-allotments, if any, in connection with the offering that is the subject of the registration statement referred to above (the "Registration Statement"). The Shares and the Optional Shares will be sold pursuant to an underwriting agreement (the "Underwriting Agreement"), among the Company, Sterling, CMP and the other selling stockholders identified therein (collectively with Sterling and CMP, the "Selling Stockholders"), and Credit Suisse First Boston Corporation, FleetBoston Robertson Stephens, Inc., Chase Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Cowen Securities Corporation as representatives of the several underwriters (the "Underwriters"), the form of which is included as
Exhibit 1.01 to the Registration Statement.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

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Intersil Holding Corporation
September 13, 2000
Page 2


Based upon and subject to the foregoing, we are of the opinion that (a) with respect to the Shares and Optional Shares to be sold by the Company, when (i) the Registration Statement becomes effective, (ii) the Pricing Committee of the Company's Board of Directors approves the price at which the shares are to be sold to the Underwriters set forth in the Underwriting Agreement and approves other matters relating to issuance and sale, (iii) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (iv) certificates representing the shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters, at a price per share not less than the per share par value of the Class A Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares and Optional Shares to be sold by the Company will have been duly authorized, and the Shares and the Optional Shares to be sold by the Company will be validly issued, fully paid and nonassessable, and (b) with respect to the Shares and Optional Shares to be sold by the Selling Stockholders, the issuance and sale of the Shares and Optional Shares to be sold by the Selling Stockholders have been duly authorized, and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,


/s/ Dechert